UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________________________

SCHEDULE 14A

___________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

FALCON MINERALS CORPORATION

(Name of Registrant as Specified in its Charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

FALCON MINERALS CORPORATION

1845 Walnut Street, 10th Floor

Philadelphia, PA 19103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 4, 2019

Dear Stockholders of Falcon Minerals Corporation:

Notice is hereby given that an annual meeting (the “annual meeting”) of stockholders of FALCON MINERALS CORPORATION, a Delaware corporation (the “Company”), will be held at the offices of the Company at 510 Madison Avenue, 8th Floor, New York, NY 10022, on Tuesday, June 4, 2019, at 10:30 A.M., New York time, for the following purposes:

1.     To elect three Class II directors to serve until the annual meeting of stockholders to be held in 2022.

2.     To approve the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019.

3.     To transact such other business as may properly be brought before the annual meeting and any adjournment, postponement or continuation thereof.

Only stockholders of record on the books of the Company at the close of business on April 15, 2019 will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the annual meeting and at the offices of the Company given above. The stock transfer books will not be closed.

The Company is providing this proxy statement and accompanying proxy card to its stockholders in connection with its annual meeting of stockholders and any adjournments or postponements thereof.

At the annual meeting, stockholders of the Company are being asked to vote on the election of three Class II directors in accordance with the Company’s certificate of incorporation and bylaws and the other matters specifically described above.

Your vote is very important. Whether or not you plan to attend the annual meeting in person, please submit your proxy card without delay.

The approximate date of mailing of the enclosed proxy statement and proxy card is May 3, 2019.

By order of the Board of Directors,
/s/ Daniel C. Herz
Daniel C. Herz
Chief Executive Officer
April 30, 2019

FALCON MINERALS CORPORATION

1845 Walnut Street, 10th Floor

Philadelphia, PA 19103

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

GENERAL

The Annual Meeting

An annual meeting of stockholders of FALCON MINERALS CORPORATION, a Delaware corporation (the “Company”), which we refer to in this proxy statement as the annual meeting, will be held on Tuesday, June 4, 2019, at 10:30 A.M., New York time, at the Company’s offices at 510 Madison Avenue, 8th Floor, New York, NY 10022, for the following purposes:

1.      To elect three Class II directors to serve until the annual meeting of stockholders to be held in 2022.

2.      To approve the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019.

3.      To transact such other business as may properly be brought before the annual meeting and any adjournment, postponement or continuation thereof.

Only stockholders of record at the close of business on April 15, 2019 will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the annual meeting and at the offices of the Company given above. The stock transfer books will not be closed.

This proxy statement is furnished in connection with the solicitation by our board of directors, which we refer to in this proxy statement as the board, of proxies from holders of shares of our common stock, par value $0.0001 per share, which we refer to in this proxy statement as our common stock, to be used at the annual meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to the Company, and not revoked, will be voted at the annual meeting and any and all adjournments thereof.

We will send this proxy statement and the accompanying form of proxy on or about May 3, 2019, to stockholders of record of our common stock as of April 15, 2019.

The Company is providing this proxy statement and accompanying proxy card to its stockholders in connection with its annual meeting of stockholders and any adjournments or postponements thereof.

The Initial Business Combination

On August 23, 2018 (the “Closing Date”), the Company completed the acquisition of the equity interests in certain of the subsidiaries (the “Royal Entities”) of Noble Royalties Acquisition Co., LP (“NRAC”), Hooks Ranch Holdings LP (“Hooks Holdings”), DGK ORRI Holdings, LP (“DGK”), DGK ORRI GP LLC (“DGK GP”) and Hooks Holding Company GP, LLC (“Hooks GP”, and collectively with NRAC, Hooks Holdings, DGK, and DGK GP, the “Contributors”). The acquisition was made pursuant to the Contribution Agreement, dated as of June 3, 2018 (the “Contribution Agreement”), by and among the Company, Royal Resources L.P. (“Royal”), Royal Resources GP L.L.C. (“Royal GP”) and the Contributors. The acquisition of the Royal Entities pursuant to the Contribution Agreement is referred to herein as the “Business Combination” and the Business Combination together with the other transactions contemplated by the Contribution Agreement are referred to herein as the “Transactions.”

Pursuant to the Contribution Agreement, on the Closing Date, the Company contributed cash to Falcon Minerals Operating Partnership, LP, a Delaware limited partnership and wholly owned subsidiary of the Company (“Opco”), in exchange for (a) a number of common units representing limited partnership interests in Opco (the “Common Units”) equal to the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), outstanding as of the Closing Date and (b) a number of Opco warrants exercisable for Common Units equal to the number of the Company’s warrants outstanding as of the

Closing Date. The Company controls Opco through Falcon Minerals GP, LLC, a Delaware limited liability company, and wholly owned subsidiary of the Company and the sole general partner of Opco (“Opco GP”).

In connection with the closing of the Business Combination, the Company changed its name from “Osprey Energy Acquisition Corp.” to “Falcon Minerals Corporation.” The Company is now operated as an “Up-C,” meaning that substantially all the assets of the Company are held by Opco, and the Company’s only asset is its equity interest in Opco. Each Common Unit, together with one share of Class C common stock, par value $0.0001 per share (the “Class C Common Stock”), is exchangeable for one share of Class A Common Stock at the option of the holder pursuant to the terms of the Company’s and Opco’s organizational documents, subject to certain restrictions.

Also in connection with the closing of the Business Combination, the Company entered into a Shareholders’ Agreement dated as of August 23, 2018, pursuant to which, among other things, the Company agreed that its board of directors will initially be comprised of eleven directors, divided into three class of directors, consisting of (a) six (6) directors to be designated by Blackstone Management Partners, L.L.C. (“Blackstone”), (b) two (2) directors to be designated by Osprey Sponsor, LLC (our “Sponsor”), and (c) three (3) independent directors to be mutually selected by Blackstone and our Sponsor. Blackstone has designated four (4) directors to serve on the Company’s board of directors, and retains the right to fill the two (2) remaining vacancies pursuant to the Shareholders’ Agreement. For additional information, please see “Certain Relationships and Related Person Transactions — The Business Combination — Shareholders Agreement.”

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to our Secretary at the address given at the top of this proxy statement, by submitting a later dated proxy or by attending the annual meeting and voting in person.

Expenses and Manner of Solicitation

We will bear the cost of soliciting proxies for the annual meeting. In addition to solicitations by mail, we may, through our directors and officers, solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

VOTING AT THE ANNUAL MEETING

We have an authorized capitalization of 361,000,000 shares of capital stock, consisting of 360,000,000 shares of common stock, including (i) 240,000,000 shares of Class A Common Stock, (ii) no shares of Class B Common Stock, and (iii) 120,000,000 shares of Class C Common Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Holders of the Class A Common Stock and holders of the Class C Common Stock vote together as a single class. Each holder is entitled to one vote per share on each matter of business properly brought before the annual meeting. Stockholders do not have cumulative voting rights. We refer to the Class A Common Stock and the Class C Common Stock collectively as the common stock. At the annual meeting, only those holders of shares of common stock at the close of business on April 15, 2019, the record date, will be entitled to vote. As of the record date, 85,929,265 shares of common stock were outstanding and entitled to vote, consisting of 45,929,265 shares of Class A Common Stock and 40,000,000 shares of Class C Common Stock.

Record holders of common stock can vote by the following methods:

•        By mail.    You may vote by proxy by completing the enclosed proxy card and returning it in the postage-paid return envelope.

•        Via the Internet.    You may vote by submitting a proxy via the Internet until 11:59 p.m. Eastern Time on June 3, 2019 by accessing the website listed on your proxy card, www.cstproxyvote.com, and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day.

•        In person.    You may attend the annual meeting and vote in person using the ballot provided to you at the annual meeting.

Beneficial owners of shares held in street name may instruct their bank, broker or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their nominee for information on communicating these “voting instructions.” Beneficial owners may not vote their shares in person at the annual meeting unless they obtain a legal proxy from the stockholder of record, present it to the inspector of election at the annual meeting and produce valid identification. Beneficial owners should contact their bank, broker or other nominee for instructions regarding obtaining a legal proxy.

The presence at the annual meeting in person or by proxy of holders of outstanding shares of common stock entitled to cast a majority of all the votes entitled to be cast at the annual meeting will constitute a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if holders of outstanding shares of common stock entitled to cast a majority of all the votes entitled to be cast at the annual meeting do not vote on all of the proposals.

Shares of common stock represented at the annual meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum for all of the proposals, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote in person or by proxy shares of common stock held by them in nominee name will mean that such shares of common stock will not be counted for the purposes of establishing a quorum and will not be voted.

We refer to the situation where a broker does not receive voting instructions from the beneficial owner of shares of common stock on a particular matter and indicates on the proxy delivered with respect to such shares of common stock that it does not have discretionary authority to vote on that matter as a broker “non-vote.” For broker non-votes, those shares of common stock will be considered as present for the purpose of determining whether a quorum exists. With respect to abstentions, those shares of common stock will be considered as present for the purpose of determining whether a quorum exists, but, under Delaware law, are not considered to be votes cast on a proposal.

Brokers that are member firms of the Nasdaq Capital Market, or Nasdaq, and who hold shares of common stock in street name for customers generally may vote their customers’ shares on proposals considered to be “routine” matters under Nasdaq rules and may not vote their customers’ shares on proposals that are not considered to be “routine” matters under Nasdaq rules if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposal 1 is not considered to be a “routine” matter under Nasdaq rules. Proposal 2 is considered a “routine” matter under Nasdaq rules.

Proposal 1.    In order to be elected as a Class II director as described in Proposal 1 below, a nominee must receive a plurality of all the votes cast at the annual meeting at which a quorum is present, which means that the nominees with the most votes are elected. Abstentions (withholding a vote) and broker non-votes will have no effect on the election of directors.

Proposal 2.    The affirmative vote of the holders of at least a majority of the votes cast at the meeting at which a quorum is present is required to approve the selection of Deloitte & Touche, LLP, or Deloitte, as our independent registered public accounting firm as described in our discussion of Proposal 2 below. Abstentions will have no effect on Proposal No. 2. Broker non-votes will be counted as voted “FOR” Proposal No. 2.

Any proxy not specifying to the contrary, and not designated as a broker non-vote, will be voted “FOR” the election of the directors and the approval of the selection of Deloitte as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019.

Should any matters not described above be properly presented at the annual meeting, the persons named in the proxy will vote in accordance with their judgment. The proxy authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the annual meeting or any adjournment, postponement or continuation thereof.

PROPOSAL 1. ELECTION OF DIRECTORS

Proposal 1 is to elect William D. Anderson, Jonathan R. Hamilton and Adam M. Jenkins to serve as our Class II directors. The board of directors is divided into three classes, Class I, Class II and Class III. The term of the Class I directors expires at the 2021 annual meeting of the stockholders of the Company; the term of the initial Class II directors expires at this annual meeting; and the term of the initial Class III directors expires at the 2020 annual meeting of the stockholders of the Company. At each succeeding annual meeting of the stockholders of the Company, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. The board, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated each of William D. Anderson, Jonathan R. Hamilton and Adam M. Jenkins for election at the annual meeting as Class II directors for a term to expire at the 2022 meeting of stockholders or until his successor is elected or appointed, subject to his earlier death, resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED IN PROPOSAL 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of the nominees named in Proposal 1. Should the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other persons as the Nominating and Corporate Governance Committee may recommend. The board knows of no reason why the nominees might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of the nominees and each of our other directors. Edward E. Cohen, our Vice Chairman, is the father of Jonathan Z. Cohen, our Chairman.

Nominees

Adam M. Jenkins, age 35, has been a director since August 2018. Mr. Jenkins is a Managing Director in the Private Equity Group at Blackstone. Since joining Blackstone in July 2013, Mr. Jenkins has been involved with Blackstone’s investments in Beacon Offshore Energy, Brix Oil & Gas, Kosmos Energy, LLOG Bluewater, Royal Resources, Siccar Point Energy, and Vine Oil & Gas, among others. From August 2011 until June 2013, Mr. Jenkins was an Associate at WL Ross & Co. From July 2006 until July 2008, he worked at Lazard, where he focused on mergers and acquisitions advisory to consumer goods companies. He is a member of the New York State Bar. Because of his broad knowledge of the industry and oil and gas investments, we believe Mr. Jenkins is well qualified to serve on our board of directors.

Jonathan R. Hamilton, age 29, has been a director since August 2018. Mr. Hamilton is a Senior Associate in the Private Equity Group at Blackstone. Since joining Blackstone in October 2014, Mr. Hamilton has been involved with Blackstone’s investments in Beacon Offshore Energy, Kosmos Energy, LLOG Bluewater, Royal Resources, and Primexx Energy Partners, among others. From July 2012 until September 2014, Mr. Hamilton worked at J.P. Morgan Securities where he focused on mergers, acquisitions and financing advisory to oil and gas companies. Because of his broad knowledge of the industry and oil and gas investments, we believe Mr. Hamilton is well qualified to serve on our board of directors.

William D. Anderson, PE, age 64, has been a director since July 2018. Mr. Anderson is the founding member and Managing Partner of Anderson King Energy Consultants, LLC (“AK”) and has been since 2012. In 2005 and prior to the formation of AK, Mr. Anderson formed Anderson O&G, Inc. (“AOG”), a boutique energy sector advisory and consulting business oriented towards acquisition and divestiture activities. Prior to forming AOG, Mr. Anderson served as the Executive Vice President and Chief Operating Officer for Wynn-Crosby Energy, Inc. Mr. Anderson is a registered petroleum engineer and is a former Senior Vice President and Partner of Netherland, Sewell & Associates, Inc. At Netherland Sewell he served as team leader for major projects in the Mid-Continent, Permian, North & South Louisiana, and South Texas basins, as well as for projects in Europe, SE Asia, and Africa. Prior to joining Netherland Sewell in 1983, Mr. Anderson held several positions with Exxon Company U.S.A. including Supervising Reservoir Engineer managing five large offshore fields. Mr. Anderson received a B.S. in civil engineering from the University of Connecticut, an M.S. in civil engineering from Columbia University and a Master of Engineering in Petroleum Engineering from Tulane University. Mr. Anderson adds value to our board of directors based on his broad experience in the industry, particularly with respect to oil and gas investments.

Continuing Directors

Jonathan Z. Cohen, age 48, has served as Chairman of the Board since August 2018 and previously served as a director and our Chief Executive Officer from April 2017 to August 2018. Mr. Cohen also serves as Chairman, CEO and Founder of Hepco Capital Management, a private investment firm making control investments in middle market companies and real estate, since its formation in September 2016. From April 2017 until November 2018, Mr. Cohen served as a director of Energen Corporation. Previously, Mr. Cohen was CEO (from 2004 to September 2016) and President (from 2003 to September 2016) of Resource America, Inc., an asset manager investing in real estate, financial services and credit until its sale to C-III Capital Partners. Mr. Cohen also co-founded both Atlas Pipeline Partners, LP, a midstream energy company that was sold to Targa Resources, Inc. in 2015, and Atlas Energy, Inc., an exploration and production company that was sold to Chevron Corporation in 2011. Mr. Cohen was co-founder of the general partner of Arc Logistics Partners LP, and served as Chairman from 2006 until it was sold in December 2017 to Zenith Energy; and founder of Resource Capital Corp., now known as Exantas Capital Corp., a commercial mortgage REIT. Mr. Cohen currently serves as Executive Chairman of Atlas Energy Group, LLC and as Executive Vice Chairman and a Class A director of the board of Titan Energy, LLC and Executive Vice Chairman of Atlas Growth Partners, L.P., both affiliates of ATLS. From August 2015 to September 2016, Mr. Cohen was also Executive Vice Chairman of Titan Energy’s predecessor, Atlas Resource Partners, L.P. Atlas Resource Partners and subsidiaries filed a voluntary pre-packaged plan under Chapter 11 in July 2016, which was confirmed and the companies emerged from Chapter 11 in September 2016. Mr. Cohen’s philanthropic endeavors include his role as Chairman of the Executive Committee of Lincoln Center Theater, a Trustee of The American School of Classical Studies in Athens, Greece, Trustee of the East Harlem School and Trustee of Arete Foundation, a private family foundation. Mr. Cohen’s involvement with public and private entities of varying size, complexity and focus, and raising debt and equity for such entities, provides him with extensive experience and contacts that will be valuable to us. Additionally, among the reasons for his appointment as a director, Mr. Cohen’s financial, business, operational and energy experience, as well as the experience that he has accumulated through his activities as a financier and investor, add strategic vision to the board of directors.

Edward E. Cohen, age 80, has served as Vice Chairman of the Board since August 2018 and previously served as the Executive Chairman of the Board from April 2017 to August 2018. Mr. Cohen has been Chief Executive Officer of Atlas Energy Group, LLC since February 2015 and President from February 2015 to April 2015, and before that was Chairman and Chief Executive Officer since February 2012. Mr. Cohen has been Executive Chairman and a Class A Director of Titan Energy, LLC since September 2016. Mr. Cohen has also served as Chairman of the board of directors and Chief Executive Officer of the general partner of Atlas Growth Partners, L.P. since its inception in 2013. Mr. Cohen was the Chairman of the board of directors of the general partner of Atlas Energy, L.P. from its formation in January 2006 until February 2011, when he became its Chief Executive Officer and President until February 2015. Mr. Cohen served as the Chief Executive Officer of Atlas Energy’s general partner from its formation in January 2006 until February 2009. Mr. Cohen served on the executive committee of Atlas Energy’s general partner from 2006 until February 2015. From August 2015 to September 2016, Mr. Cohen was also Executive Chairman of Titan Energy’s predecessor, Atlas Resource Partners, L.P. Atlas Resource Partners and subsidiaries filed a voluntary pre-packaged plan under Chapter 11 in July 2016, which was confirmed and the companies emerged from Chapter 11 in September 2016. Mr. Cohen also was the Chairman of the board of directors and Chief Executive Officer of Atlas Energy, Inc. (formerly known as Atlas America, Inc.) from its organization in 2000 until February 2011, and also served as its President from September 2000 to October 2009. Mr. Cohen was the Executive Chair of the managing board of Atlas Pipeline Partners GP, LLC from its formation in 1999 until February 2015. Mr. Cohen was the Chief Executive Officer of Atlas Pipeline GP from 1999 to January 2009. Mr. Cohen was the Chairman of the Board and Chief Executive Officer of Atlas Energy Resources, LLC and its manager, Atlas Energy Management, Inc., from their formation in June 2006 until February 2011. In addition, Mr. Cohen was: a director of Resource America, Inc. (formerly a publicly traded specialized asset management company) from 1988 until September 2016 and its Chairman of the board of directors from 1990 until September 2016, and was its Chief Executive Officer from 1988 until 2004 and President from 2000 until 2003; Chairman of the board of Resource Capital Corp., now known as Exantas Capital Corp. (a publicly traded real estate investment trust) from its formation in 2005 until November 2009 and served on its board until September 2016; and Chairman of the board of directors of Brandywine Construction & Management, Inc. (a property management company) since 1994. Mr. Cohen is the father of Jonathan Z. Cohen. Mr. Cohen’s strong financial and energy industry experience enables Mr. Cohen to provide valuable perspective and provides us with decisive and effective leadership. Mr. Cohen’s extensive experience in founding, operating and managing public and private companies of varying size and complexity in and outside of the energy industry and his extensive experience in the areas of finance, strategy and mergers and acquisitions enable him to provide valuable expertise to us.

Steven R. Jones, age 46, has been a director since October 2017. Mr. Jones is the Executive Vice President and Chief Financial Officer of WaterBridge Resources LLC, a privately held company focused on building and operating water pipelines and related infrastructure to serve oil and gas producers. From November 2016 to March 2018, Mr. Jones was the Founder, President and Chief Executive Officer of Core Midstream, a venture-stage energy company focused on acquiring and developing companies and projects engaged in midstream services for natural gas and crude oil producers. From February 2014 to October 2016, he founded and served as the Senior Vice President and Chief Financial Officer of PennTex Midstream Partners, a former Nasdaq listed limited partnership focused on owning, operating, acquiring and developing midstream energy infrastructure assets in North America. Prior to that, from March 2008 to January 2014, Mr. Jones served as the Managing Director and Head of Midstream Investment Banking of Tudor, Pickering, Holt & Company, an integrated investment and merchant bank providing high quality advice and services to the energy industry. In addition, from June 2004 to March 2008, he served as Vice President, Global Natural Resources of Lehman Brothers, Inc., a global financial services firm. Prior to that, from June 2000 to June 2004, Mr. Jones served as Director of Corporate Development of El Paso Corporation, a provider of natural gas and related energy products. Mr. Jones adds value to our board of directors based on his experience in the investment banking industry, especially within the energy sector.

Brian L. Frank, age 45, has been a director since July 2017. In October 2017, Mr. Frank founded and is the Managing Partner of Declaration Partners LP, an investment firm. From October 2008 to January 2017, Mr. Frank served as a Portfolio Manager of MSD Capital, LP, the family office of Michael Dell, investing in private and public securities in the energy sector. Beginning in 2011, Mr. Frank served as a portfolio manager of MSD Partners, LP, a registered investment advisor investing for Michael Dell and other clients. He was a Partner of both entities beginning in 2012. Prior to that, from 2005 to September 2008, Mr. Frank served as Partner and Portfolio Manager of Cumberland Associates, an investment firm, focusing on investments in the energy and industrials sectors. In 2004, Mr. Frank served as Director of Special Projects and Business Development of Harman International, a company specializing in automotive technology and consumer electronics. Prior to that, from 1999 to 2003, he served as a Private Equity Principal of WR Hambrecht + Co, an investment banking company and from 1995 to 1997, he served as an Investment Banking Analyst for Lazard Freres, a financial advisory and asset management firm. Since August 2016, Mr. Frank has served as a director of Viagogo, a privately held international secondary ticketing company, and since December 2017, he has served on the board of directors of Enstructure, a platform company buying port terminals. Mr. Frank adds value to our board of directors based on his experience with advising in capital markets and corporate strategy, his experience in the investment banking and asset management industries, especially within the energy sector, and his experience serving as a director of a company acting as a global online platform.

Eric Liaw, age 38, has been a director since April 2019. Mr. Liaw is a Senior Managing Director in the Private Equity Group at Blackstone. Since joining Blackstone in November 2014, Mr. Liaw has been involved with Blackstone’s investments in EagleClaw Midstream, Guidon Energy, Huntley & Huntley, Jetta Energy Permian, Primexx Energy Partners, Rock Ridge Royalty, and Royal Resources And Ulterra Drilling Technologies, among others. From August 2008 until August 2014, Mr. Liaw was a Principal at TPG Capital, where he evaluated and executed investment opportunities in the energy sector. From July 2004 to July 2006, Mr. Liaw was an associate at Bain Capital, where he focused on private equity investments in a wide range of industries. Because of his broad knowledge of the industry and oil and gas investments, we believe Mr. Liaw is well qualified to serve on our board of directors.

Alan J. Hirshberg, age 57, has been a director since April 2019. Mr. Hirshberg has worked with Blackstone as a Senior Advisor since January 2019. He joined ConocoPhillips in 2010 as its Senior Vice President, Planning and Strategy, and retired in January 2019 as its Execute Vice President, Production, Drilling and Projects, a position he held since April 2016. In this role, he had responsibility for ConocoPhillips’ worldwide operations, as well as supply chain, aviation, marine, major projects and engineering functions. Prior to joining ConocoPhillips, Mr. Hirshberg worked at Exxon and ExxonMobil for 27 years, serving in various senior leadership positions in upstream research, production operations, major projects and strategic planning. Mr. Hirshberg earned Bachelor and Master of Science degrees from Rice University. We believe that Mr. Hirshberg’s extensive experience in the oil and gas industry qualifies him for service on our Board.

Information Concerning Our Board of Directors, Committees and Governance

Corporate Profile

Our shares of Class A Common Stock are listed on the Nasdaq Capital Market, under the symbol “FLMN” and we are subject to Nasdaq listing standards. Our board of directors is divided into three classes with only one class of directors being elected each year. The term of office of the Class I directors, consisting of Messrs. Hirshberg, Jones and Liaw, will expire at the 2021 annual meeting. The term of office of the Class II directors, consisting of Messrs. Anderson, Hamilton and Jenkins, will expire at this annual meeting. The term of office of the Class III directors, consisting of Mr. J. Cohen, E. Cohen and Frank will expire at the 2020 annual meeting. The NASDAQ Capital Market (“NASDAQ”) listing standards require that a majority of our Board be independent. The Board has determined that Messrs. Anderson, Hirshberg, Liaw, Jenkins, Hamilton, Frank and Jones are independent within the meaning of NASDAQ Listing Rule 5605(a)(2) and the rules and regulations promulgated by the Securities and Exchange Commission, or “SEC.”

We have adopted corporate governance guidelines and charters for the audit, compensation and nominating and corporate governance committees of the Board intended to satisfy Nasdaq listing standards. We have also adopted a code of business conduct and ethics for our directors, officers and employees intended to satisfy Nasdaq listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our corporate governance guidelines, code of business conduct and ethics and committee charters are available on our website at www.falconminerals.com. The information on our website is not part of this proxy statement.

The Board held nine meetings during 2018. During 2018, each of our incumbent directors attended at least 75% of the meetings of the Board and the meetings of the committees of the Board on which that director served (in each case, which were held during the period for which such incumbent director was a director). We do not have a policy regarding director attendance at annual meetings, but encourage the directors to attend if possible. None of our directors attended the 2018 annual meeting of stockholders.

Board Committees

The standing committees of the Company’s Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees reports to the Board. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Nasdaq rules and Section 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. We have established an audit committee of the board of directors, which consists of Messrs. Frank, Jones and Anderson. Each of Messrs. Frank, Jones and Anderson meets the independent director standard under Nasdaq listing standards and under Rule 10A-3(b)(1) of the Exchange Act. Mr. Frank serves as Chairman of our audit committee.

The audit committee’s duties, which are specified in our Audit Committee Charter, which is available on the Company’s website, include, but are not limited to:

•        audits of the Company’s financial statements;

•        the integrity of the Company’s financial statements;

•        the Company’s process relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•        the qualifications, engagement, compensation, independence and performance of the Company’s independent auditor; and

•        the performance of the Company’s internal audit function.

Financial Expert on Audit Committee

Under the Nasdaq listing standards, the audit committee must at all times be composed exclusively of independent directors who are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NASDAQ Capital Market that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We have determined that Messrs. Frank and Jones satisfy Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined in Item 407(d) of Regulation S-K promulgated by the SEC.

Compensation Committee

We have established a compensation committee of the board of directors, which consists of Messrs. Frank, Jenkins and Liaw. Each of Messrs. Frank, Jenkins and Liaw meets the independent director standard under Nasdaq listing standards. Mr. Liaw serves as Chairman of our compensation committee.

The compensation committee’s duties, which are specified in our Compensation Committee Charter, which is available on the Company’s website, include, but are not limited to:

•        determining and approving the compensation of executive officers; and

•        reviewing and approving incentive compensation and equity compensation policies and programs.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee of the board of directors, which consists of Messrs. Hamilton, Hirshberg, Jenkins and Jones. Each of Messrs. Hamilton, Hirshberg, Jenkins and Jones meet the independent director standard under Nasdaq listing standards. Mr. Hamilton currently serves as Chairman of our nominating and corporate governance committee.

The nominating and corporate governance committee’s duties, which are specified in our Nominating and Corporate Governance Committee Charter, which is available on the Company’s website, include, but are not limited to:

•        identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

•        developing, recommending to the Board and overseeing implementation of the Company’s corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis the Company’s overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee also develops and recommends to the Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of our corporate governance principles and practices.

Subject to the Shareholders Agreement discussed elsewhere in this proxy statement, which provides certain of our stockholders with rights to designate director nominees, the nominating and corporate governance committee expects to use a variety of methods for identifying and evaluating nominees for director. In recommending director nominees to the Board apart from those nominees designated pursuant to the Shareholders Agreement, the committee expects it will solicit candidate recommendations from its own members, other directors and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential director nominees. The committee will assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, and the designation provisions of the Shareholders Agreement do not apply, the committee will consider whether to fill those vacancies and, if applicable, will consider various potential director candidates. The committee expects to evaluate any such candidates at regular or special meetings of the committee, and may be considered at any point during the year.

The nominating and corporate governance committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a nominating committee-recommended nominee. The committee will seek to ensure that the membership of the Board and each committee of the Board satisfies all relevant Nasdaq listing standard requirements and applicable laws and regulations and all requirements of our governance documents. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the committee may look for in any particular director nominee who is not a designee under the Shareholders Agreement will depend on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on the Board. The committee does not have a formal policy regarding the consideration of diversity in identifying director nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a director as a result of their sex, race, religion, creed, sexual orientation or disability.

The nominating and corporate governance committee will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting. Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our certificate of incorporation and bylaws.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to our directors, officers and employees intended to satisfy Nasdaq listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our code of business conduct and ethics is available on the Company’s website. We intend to disclose amendments to and waivers, if any, from our Code of Business Conduct and Ethics and Financial Code of Ethics, as required, on our website, www.falconminerals.com, promptly following the date of any such amendment or waiver.

Board Leadership Structure and Role in Risk Oversight

Jonathan Z. Cohen serves as the Chairman of the Board, Edward E. Cohen serves as Vice Chairman of the Board and Daniel C. Herz serves as our Chief Executive Officer. We believe that the most effective leadership structure at the present time is to have separate Chairman, Vice Chairman and Chief Executive Officer positions because this allows the board of directors to benefit from having multiple strong voices bringing separate views and perspectives to meetings.

Our Board is responsible for overseeing the overall risk management process at our company. Risk management is considered a strategic activity within our company and, responsibility for managing risk currently rests with executive management while the Board participates in the oversight of the process. The oversight responsibility of our Board is enabled by management reporting processes designed to provide visibility to the Board about the identification, assessment, and management of critical risks. Those areas of focus include strategic, operational, financial and reporting, compliance and other risks. Our audit committee enhances the Board’s oversight of risk management and discusses with management, the independent auditor and the internal auditor policies with respect to risk assessment and risk management, including significant operating and financial risk exposures and the steps management has taken to monitor, control and report such exposures. Further, our compensation committee enhances the Board’s oversight of risk management by considering the impact of the Company’s compensation plans, and the incentives created by the Company’s compensation plans, on the Company’s risk profile. In 2019, management retained a third party company to provide consulting services related to our internal controls and risk management policies.

Stockholder and Interested Party Communications

Prior to the Business Combination, our Board did not provide a process for stockholders or other interested parties to send communications to the Board or particular members of the Board because management believed that it was premature to develop such processes given the limited liquidity of our common stock at the time and our structure as a special purpose acquisition company formed to seek a business combination. Stockholders are invited to communicate to the Board or its committees by writing to: Falcon Minerals Corporation, Attention: Board of Directors, c/o Jeffrey F. Brotman, Chief Financial Officer, Chief Legal Officer and Secretary, 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103. In addition, interested parties may communicate with the Chairman of the Board or with the non-management and independent directors of the Company as a group by writing to: Falcon Minerals Corporation, Attention: Chairman of the Board of Directors, c/o Jeffrey F. Brotman, Chief Financial Officer, Chief Legal Officer and Secretary, 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103.

Executive Sessions of Non-Management Directors

Our Board holds regular executive sessions in which the non-management directors meet without any members of management present, no less frequently than two times per year. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. In the event that the non-management directors include directors who are not independent under the listing requirements of the NASDAQ, then at least once a year, there may be an executive session including only independent directors.

Committee Reports

Audit Committee Report

In connection with its function to oversee and monitor our financial reporting process, the audit committee has done the following:

•        reviewed and discussed our financial statements for the fiscal year ended December 31, 2018 with our management;

•        discussed with our independent auditors those matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380),1 as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T; and

•        received the written disclosures and the letter from our independent auditors required by applicable requirements of the PCAOB regarding our independent auditors’ communications with the audit committee concerning independence, and discussed with our independent auditors their independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in the annual report.

The Audit Committee of the Board of Directors:
William D. Anderson
Brian L. Frank
Steven R. Jones

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based upon its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of the Board of Directors:
Angelo G. Acconcia[1]
Adam M. Jenkins
Brian L. Frank

Compensation Committee Interlocks and Insider Participation

Mr. Daniel C. Herz served as a member of our compensation committee during the last completed fiscal year, at which time he also served as our President. Mr. Herz received no compensation for his service as an executive officer or director prior to the Business Combination. Mr. Herz resigned as a member of the Board prior to the Business Combination and prior to the time that the compensation committee determined compensation for our executive officers and directors. Messrs. E. Cohen and J. Cohen are executive officers and directors of Titan Energy, LLC, an entity of which Mr. Herz serves as a director, and Messrs. E. Cohen and J. Cohen are also executive officers and directors of Atlas Energy Group, LLC, an entity of which Mr. Herz previously served as an executive officer. See the section entitled “Certain Relationships and Related Person Transactions.” Apart from the foregoing, no member of the compensation committee serves or served during the fiscal year ended December 31, 2018, as a member of the board of directors or compensation committee of a company that has one or more executive officers serving as a member of our board or compensation committee.

____________

1        The members of the compensation committee set forth above were the members of the compensation committee at the time of the above review, discussion and recommendation. In April 2019, Mr. Acconcia resigned as a director and Mr. Liaw was appointed to the compensation committee. We expect that the current members of the compensation committee will perform the review and have the discussions referred to above with respect to our fiscal 2019 compensation discussion and analysis.

PROPOSAL 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Approval of Deloitte

We are asking our stockholders to approve the selection of Deloitte as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2019. Although approval is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for approval as a matter of good corporate practice. If Deloitte is not approved, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if Deloitte is approved, the audit committee in its discretion may select a different independent registered public accounting firm if it determines that such a change would be in the best interests of our company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE SELECTION OF DELOITTE TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

Audit Fees and Services

The firm of Marcum LLP, or Marcum, acted as our independent registered public accounting firm during the year ended December 31, 2017. On August 27, 2018, the audit committee approved the engagement of Deloitte as the Company’s independent registered public accounting firm following the completion of the Business Combination. We do not expect that representatives of Marcum or Deloitte will be present at the annual meeting, however, if present, these representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The following is a summary of fees paid to Deloitte and Marcum for services rendered.

Audit Fees

During the years ended December 31, 2018 and 2017, audit fees for our independent registered public accounting firm were $210,198 and $82,915, respectively. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings.

Audit-Related Fees

Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the years ended December 31, 2018 and 2017, audit-related fees for our independent registered public accounting firm were $22,145 and $0, respectively.

Tax Fees

During the years ended December 31, 2018 and 2017, our independent registered public accounting firm did not render any fees for tax services to us.

All Other Fees

During the years ended December 31, 2018 and 2017, there were no fees billed for services provided by our independent registered public accounting firm other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee, on at least an annual basis, reviews audit and non-audit services performed by our independent registered public accounting firm as well as the fees charged for such services. Our policy is that all audit and non-audit services must be pre-approved by the audit committee. All of such services and fees were pre-approved during the fiscal year ended December 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding beneficial ownership of shares of our voting common stock as of April 15, 2019 by:

•        each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of any class of our common stock;

•        each current executive officer and director of the Company; and

•        all current executive officers and directors of the Company, as a group.

Pursuant to the Company’s amended and restated certificate of incorporation, each share of Class C Common Stock, representing a non-economic interest in the Company, entitles the holder to one vote per share. The table below represents beneficial ownership of Class A Common Stock, Class C Common Stock and Class A Common Stock and Class C Common Stock voting together as a single class, and is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Accordingly, shares of the Company’s Class A Common Stock issuable pursuant to outstanding warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person.

The beneficial ownership of the Company’s voting common stock is based on 45,929,265 shares of Class A Common Stock outstanding and 40,000,000 shares of Class B Common Stock outstanding, except as otherwise indicated.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Class A Common Stock		Class C Common Stock		Combined Voting Power(2)
Name and Address of Beneficial Owners	Number	% of class	Number	% of class	Number	% of class
Directors and Executive Officers:(1)
Edward E. Cohen(3)	2,371,444	5.1%	—	—	2,371,444	2.7%
Jonathan Z. Cohen(4)	2,383,944	5.1%	—	—	2,383,944	2.8%
Daniel C. Herz(5)	1,621,144	3.5%	—	—	1,621,144	1.9%
Brian L. Frank(6)	722,540	1.6%	—	—	722,540	*
Jeffrey F. Brotman(7)	437,302	*	—	—	437,302	*
Stephen J. Pilatzke	3,515	*	—	—	3,515	*
Steven R. Jones(8)	76,250	*	—	—	76,250	*
William B. Anderson(8)	6,250	*	—	—	6,250	*
Adam M. Jenkins	—	—	—	—	—	—
Jonathan R. Hamilton	—	—	—	—	—	—
Eric Liaw	—	—	—	—	—	—
Alan Hirshberg	—	—	—	—	—	—
All directors and executive officers as a group (12 individuals)	7,622,389	15.8%	—	—	7,622,389	8.6%

5% or Greater Beneficial Owners:
Royal Resources L.P.(9)	—	—	35,197,643	88.0%	35,197,643	41.0%
Eric M. Mindich(10)	3,266,633	7.0%	—	—	3,266,633	3.8%
Funds managed by JANA Partners LLC(11)	3,869,987	8.0%	—	—	3,869,987	4.4%
UBS Group AG(12)	4,924,080	10.7%	—	—	4,924,080	5.7%
Samlyn Capital, LLC(13)	6,537,667	14.2%	—	—	6,537,667	7.6%
Nantahala Capital Management, LLC(14)	2,351,630	5.0%	—	—	2,351,630	2.7%
Wellington Management Group LLP(15)	3,877,640	8.4%	—	—	3,877,640	4.5%
Goldman Sachs Asset Management(16)	2,922,866	6.4%	—	—	2,922,866	3.4%
HITE Hedge Asset Management LLC(17)	6,543,064	14.2%	—	—	6,543,064	7.6%

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the following individuals is c/o Falcon Minerals Corporation, 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103.

(2)      Represents the percentage of voting power of our Class A Common Stock and Class C Common Stock voting together as a single class. Each share of Class C Common Stock has no economic rights, but entitles the holder thereof to one vote for each share of Class C Common Stock held by such holder.

(3)      Includes 597,581 warrants to purchase an equivalent number of shares of Class A Common Stock.

(4)      Includes (a) 1,543,500 shares of Class A Common Stock held by Grantor Retained Annuity Trusts, of which Mr. Cohen is the trustee, and (b) 597,581 warrants to purchase an equivalent number of shares of Class A Common Stock.

(5)      Includes 597,581 warrants to purchase an equivalent number of shares of Class A Common Stock.

(6)      Includes 483,871 warrants to purchase an equivalent number of shares of Class A Common Stock and 6,250 shares of restricted Class A Common Stock.

(7)      Includes 94,355 warrants to purchase an equivalent number of shares of Class A Common Stock.

(8)      Includes 6,250 shares of restricted Class A Common Stock.

(9)      The general partner of Royal Resources L.P. is Royal Resources GP L.L.C. The managing members of Royal Resources GP L.L.C. are Blackstone Management Associates VI L.L.C. and Blackstone Energy Management Associates L.L.C. The sole member of Blackstone Management Associates VI L.L.C. is BMA VI L.L.C. The sole member of Blackstone Energy Management Associates L.L.C. is Blackstone EMA L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VI L.L.C. and Blackstone EMA L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the shares directly or indirectly controlled by such Blackstone entities or him, but each (other than Royal Resources L.P.) disclaims beneficial ownership of such shares. The address of each of the foregoing entities is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(10)    Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2019 and in a registration statement on Form S-3/A filed by the Company on September 26, 2018. Represents (i) 250,000 warrants to purchase an equivalent number of shares of Class A Common Stock held by Eric Mindich, (ii) 500,000 shares of Class A common stock held by Eric Mindich, (iii) 378,024 warrants to purchase an equivalent number of shares of Class A Common Stock held by Everblue Osprey 2017 LLC (“Everblue 2017”), (iv) 138,609 shares of Class A common stock held by Everblue 2017 and (v) 2,000,000 shares of Class A common stock held by Everblue Osprey 2018 LLC (“Everblue 2018”). Mr. Mindich may be deemed to beneficially own the securities held by Everblue 2017 and by Everblue 2018. Mr. Mindich disclaims beneficial ownership over any securities owned by Everblue 2017 and Everblue 2018 in which he does not have any pecuniary interest. The Sponsor distributed 138,609 shares of Class A common stock and 378,024 Private Placement Warrants to Everblue 2017 on September 17, 2018. The address of Mr. Mindich, Everlbue 2017 and Everblue 2018 is 717 Fifth Avenue, 26th Floor, New York, NY 10022.

(11)    Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2019. Includes 2,521,551warrants to purchase an equivalent number of shares of Class A Common Stock. JANA Partners LLC is a private money management firm which holds the shares and warrants in various accounts under its management and control. The address of JANA Partners LLC is 767 Fifth Avenue, 8th Floor, New York, NY 10153.

(12)    Based on information contained in a Schedule 13G/A filed with the SEC on March 8, 2019. The Schedule 13G was filed by UBS Group AG on behalf of itself and its wholly owned subsidiaries: UBS AG London Branch, UBS Securities LLC, and UBS Financial Services Inc. The address of UBS Group AG is Bahnhofstrasse 45, PO Box CH-8098, Switzerland.

(13)    Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2019. The Schedule 13G/A was filed by Samlyn Capital, LLC, Samlyn, LP and Robert Pohly. All of the securities reported are directly owned by advisory clients of Samlyn Capital, LLC. The address of each reporting person is 500 Park Avenue, 2nd Floor, New York, New York 10022.

(14)    Based on information contained in a Schedule 13G filed with the SEC on February 14, 2019. Includes 878,022 warrants to purchase an equivalent number of shares of Class A Common Stock. The Schedule 13G was filed by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack. Nantahala may be deemed to be the beneficial owner of the shares held by funds and separately managed accounts under its control. Messrs. Harkey and Mack are the managing members of Nantahala. The address of each reporting person is 19 Old Kings Highway S, Suite 200, Darien, CT 06820.

(15)    Based on information contained in a Schedule 13G filed with the SEC on February 12, 2019. The Schedule 13G was filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. The securities as to which the Schedule 13G was filed are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP. The address of each reporting person is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(16)    Based on information contained in a Schedule 13G filed with the SEC on January 30, 2019. The Schedule 13G was filed by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC. All of the securities reported are directly owned by clients of the reporting persons. The address of each reporting person is c/o/ Goldman Sachs Asset Management, 200 West Street, New York, New York 10282.

(17)    Based on information contained in a Form 4 filed with the SEC on February 7, 2019. Represents (i) 1,258,553 shares of Class A Common Stock held by HITE Hedge LP, (ii) 524,707 shares of Class A common stock held by HITE MLP LP, (iii) 1,056,554 shares of Class A Common Stock held by HITE Hedge QP LP, (iv) 761,749 shares of Class A common stock held by HITE MLP Advantage LP, (v) 233,369 shares of Class A common stock held by HITE Energy LP, (vi) 463,845 shares of Class A common stock held by HITE MLP Advantage Caymans Ltd., (vii) 109,121 shares of Class A common stock held by HITE MLP Caymans Ltd. and (viii) 2,135,166 shares of Class A common stock held by HITE Hedge Offshore Ltd. (the “HITE Direct Holders”). HITE Hedge Asset Management LLC is the investment adviser for each of the HITE Direct Holders, for which Mr. Jampel is the managing member. Mr. Jampel disclaims beneficial ownership over any securities owned by the HITE Direct Holders. The address of each reporting person is 300 Crown Colony Drive, Suite 108, Quincy, MA 02169.

NON-DIRECTOR PRINCIPAL OFFICERS

Daniel C. Herz, age 42, has been our Chief Executive Officer since August 2018 and our President since April 2017 and also served as a member of our board of directors from April 2017 until July 2018. Mr. Herz served as President of Atlas Energy Group, LLC from April 2015 until October 2018. Mr. Herz has also served as President of the general partner of Atlas Growth Partners, L.P. from its inception in 2013 until August 2018, and served as a director from the company’s inception in 2013 until October 2018. Mr. Herz served as Senior Vice President of Corporate Development and Strategy of the general partner of Atlas Energy, L.P. from February 2011 until its sale to Targa Resources, Inc. in February 2015. Mr. Herz was also Senior Vice President of Corporate Development of Atlas Pipeline Partners GP, LLC from August 2007 until its sale to Targa Resources, Inc. in February 2015. He was also Senior Vice President of Corporate Development of Atlas Energy, Inc. and Atlas Energy Resources, LLC from August 2007 until its sale to Chevron Corporation in February 2011. Before that, Mr. Herz was Vice President of Corporate Development of Atlas Energy, Inc. and Atlas Pipeline Partners GP, LLC from December 2004 until August 2007. Also, from September 2016 until October 2018, Mr. Herz served as Titan Energy, LLC’s Chief Executive Officer, where he remains a Class A Director, a position he has held since September 2016. Mr. Herz was Chief Executive Officer of Titan’s predecessor, Atlas Resource Partners, L.P., from August 2015 until August 2018. Before that, he had served as Senior Vice President of Corporate Development and Strategy of the general partner of Atlas Resource Partners, L.P. from March 2012 to April 2015. Atlas Resource Partners and subsidiaries filed a voluntary pre-packaged plan under Chapter 11 in July 2016, which was confirmed and the companies emerged from Chapter 11 in September 2016.

Jeffrey F. Brotman, age 55, has been our Chief Financial Officer, Chief Legal Officer and Secretary since April 2017. Mr. Brotman has been Vice Chairman and Chief Operating Officer of Hepco Capital Management, LLC since its formation in September 2016. Hepco is a private investment firm that sponsors principal capital investments in diverse business sectors. Mr. Brotman was Chief Operating Officer and Executive Vice President at Resource America, Inc., formerly a publicly-traded specialized asset management company, until September 2016. He joined Resource America in 2007, and while at Resource America also served as Executive Vice President of Resource Capital Corp., now known as Exantas Capital Corp., a publicly-traded real estate investment trust, Chairman of the Board of Directors of Primary Capital Mortgage, Director of Leaf Commercial Capital and sat on various investment committees across all product lines. Mr. Brotman was the President and Chief Executive Officer of Access to Money, Inc. (f/k/a TRM Corp.), one of the world’s largest non-bank ATM operators, from March 2006 to June 2007, and served as the Chairman of its Board of Directors from September 2006 through September 2008. Mr. Brotman was a co-founder, and served as Managing Member, of Ledgewood, PC, a Philadelphia based business law firm, from June 1992 to March 2006, and was of counsel until June 2007. He was a Trustee of Resource Real Estate Diversified Income Fund from its inception in March 2013 until September 2016. He has been an adjunct Professor of Law at the University of Pennsylvania Law School since 1990, where he has taught courses in accounting and lending transactions. He is also a Certified Public Accountant (currently inactive) and a licensed Real Estate Broker.

     Stephen J. Pilatzke, age 40, has been our Chief Accounting Officer since October 2018. From January 2010 to September 2018, Mr. Pilatzke served in multiple positions, most recently as Chief Accounting Officer, of Lightfoot Capital Partners GP, LLC, a private equity company with a focus on the energy sector. From October 2013 until its sale in December 2017, Mr. Pilatzke was also Chief Accounting Officer of Arc Logistics GP, LLC, the general partner of Arc Logistics Partners LP, formerly a publicly traded company and portfolio company of Lightfoot Capital Partners. Prior to joining Lightfoot Capital Partners, Mr. Pilatzke served as Chief Financial Officer and Controller of Paramount BioSciences LLC, a venture capital firm specializing in the pharmaceutical and biotechnology sector and was responsible for all of the accounting and reporting functions of the company and related portfolio companies, from 2005 to 2010. Prior to Paramount BioSciences LLC, Mr. Pilatzke worked as an auditor at Eisner LLP, an accounting and advisory firm, from 2001 to 2005. Mr. Pilatzke is a Certified Public Accountant and received his BS in Accounting from Binghamton University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

None of our executive officers or directors received any compensation (cash or non-cash) for services rendered prior to the Business Combination. We did not pay compensation of any kind, including finder’s and consulting fees, to holders of founder shares, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of the Business Combination other than (i) repayment of loans made to us by our Sponsor to cover initial public offering-relating and organization expenses and (ii) repayment of incremental loans made by our Sponsor or an affiliate of our Sponsor or certain of our officers and directors to finance transaction costs in connection with the Business Combination. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, including the Business Combination. Our audit committee was required to approve all payments in excess of $5,000 to be made to our Sponsor, our directors and officers or their respective affiliates. We were not a party to any agreements with our executive officers and directors that provided for benefits upon termination of employment.

Following the Business Combination, we expect the Company to adopt an executive compensation program designed to align compensation with its business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to the long-term success of the Company.

Decisions on the executive compensation program will be made by the compensation committee, which consists of Messrs. Frank, Jenkins and Liaw. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that compensation for our executive officers will be designed to align management and stockholder interests and create value for investors while attracting and retaining talented executives with the skills and expertise to help the Company achieve its financial and operational goals. We will strive to provide appropriate incentives and effective retention mechanisms without providing excessive compensation. The compensation committee’s goal in designing and implementing our executive compensation program will be to ensure that it provides a competitive level of compensation to attract and retain talented executives, reward and encourage maximum corporate and individual performance, promote accountability and ensure that executive interests are aligned with the interests of our stockholders. We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive-based compensation in the form of stock-based awards. We anticipate that the compensation committee will develop formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of compensation.

Base Salary

Effective as of the closing of the Business Combination, the Board approved annual base salaries of $500,000 for Mr. Herz and $350,000 for Mr. Brotman. Upon his appointment as the Company’s Chief Accounting Officer, Mr. Pilatzke’s annual base salary was set at $225,000. We expect that these base salaries will be reviewed annually by the compensation committee based upon advice and counsel of its advisors.

Annual Bonuses

We expect that the Company will use annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. We expect that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the executive officers. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

Stock-Based Awards

We expect the Company to use stock-based awards to reward long-term performance of the executive officers. The Company believes that stock-based awards align the incentives of its executive officers with the interests of its stockholders and served to motivate and retain the individual executive officers.

In connection with the closing of the Business Combination, the Board and the Company’s stockholders adopted the Falcon Minerals Corporation 2018 Long-Term Incentive Plan and material terms thereunder (the “Incentive Plan”). The purpose of the Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its common stock. The Incentive Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the Incentive Plan. An aggregate of 8,600,000 shares of Class A Common Stock was reserved for issuance under the Incentive Plan, and 8,451,470 shares remain available for issuance.

Other Compensation

We expect the Company to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the executive officers will participate. We also expect the Company to provide its executive officers long-term disability insurance subject to the compensation committee’s ongoing review.

2018 Summary Compensation Table

The tables and narrative disclosure below provide compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act.

In this section, we provide disclosure relating to the compensation of our named executive officers paid by the Company following the Business Combination on August 23, 2018. The tables and narrative disclosure below provide compensation information for the following individuals:

•        Daniel C. Herz, our President and Chief Executive Officer;

•        Jeffrey F. Brotman, our Chief Financial Officer, Chief Legal Officer and Secretary; and

We refer to Messrs. Herz and Brotman herein collectively as our “Named Executive Officers.”

The following table summarizes the compensation paid to our Named Executive Officers for the period from the Closing of the Business Combination through December 31, 2018:

Name and Principal Position	Year	Salary(1)	Bonus(1)	Stock Awards	All Other Compensation	Total
Daniel C. Herz	2018	$166,667	$—	$—	$—	$166,667
President and Chief Executive Officer

Jeffrey F. Brotman	2018	$116,667	$—	$—	$—	$116,667
Chief Financial Officer, ChiefLegal Officer and Secretary

____________

(1)      Represents the base salary or bonus paid or awarded to our Named Executive Officers since the Closing of the Business Combination through December 31, 2018.

Frederic W. Cook & Co., Inc., an independent compensation consultant, has been engaged to provide compensation consulting services and benchmarking information to executive management. This information may also be provided to our Board, from time to time, in making certain compensation determinations. Such consultant is expected to provide advice and recommendations for employee and director compensation for fiscal 2019 and beyond.

Narrative Disclosure to Summary Compensation Table

Falcon Minerals Corporation 2018 Long-Term Incentive Plan

In connection with the closing of the Business Combination, the Board and the Company’s stockholders adopted the Falcon Minerals Corporation 2018 Long-Term Incentive Plan and material terms thereunder (the “Incentive Plan”). The purpose of the Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its common stock. The Incentive Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the Incentive Plan. An aggregate of 8,600,000 shares of Class A Common Stock has been reserved for issuance under the Incentive Plan. No awards were granted to any of the Named Executive Officers for fiscal year 2018.

Additional Narrative Disclosure

Retirement and Other Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan pursuant to which employees, including our Named Executive Officers, are permitted to contribute portions of their base compensation to a tax-qualified retirement account. The Company provides matching contributions equal to 100% of elective deferrals up to 5% of eligible compensation, subject to the applicable contributions limits. Matching contributions are immediately fully vested.

Director Compensation

Our non-employee directors are entitled to receive compensation for services they provide us consisting of retainers, fees and equity-based compensation as described below. Directors that also provide services to the Company or its affiliates as employees do not receive compensation for their service on our Board.

The table below summarizes the compensation paid by the Company to each non-employee director for the year ended December 31, 2018:

Name	Fees Earned or Paid in Cash	Stock Awards(2)	Total
Edward E. Cohen	$89,382	—	$89,382
Jonathan Z. Cohen	$89,382	—	$89,382
Brian L. Frank	$35,753	—	$35,753
Steven R. Jones	$35,753	—	$35,753
William D. Anderson	$35,753	—	$35,753
Angelo G. Acconcia(1)(3)	$—	—	$—
Adam M. Jenkins(1)	$—		$—
Jonathan R. Hamilton(1)	$—	—	$—

____________

(1)      Messrs. Acconcia, Jenkins and Hamilton are employees of Blackstone and therefore do not receive additional compensation for their services as directors of the Company.

(2)      None of the non-employee directors of the Company were granted restricted stock awards during fiscal year 2018; however, each non-employee director was granted 6,250 shares of restricted Class A Common Stock in January 2019 with respect to their service in fiscal year 2018.

(3)      Mr. Acconcia resigned as a member of the Board effective April 25, 2019.

Narrative Disclosure to Director Compensation Table

Non-employee directors of the Company who are independent receive an annual cash retainer in the amount of $100,000 and a restricted stock unit award of Class A Common Stock having a grant date fair value equal to $50,000, which will vest on such terms as determined by the Compensation Committee at the time of such grant. The Chairman and Vice Chairman of the Company receive an annual retainer in the amount of $250,000.

Non-employee directors will be reimbursed for all out-of-pocket expenses in connection with attending meetings of the Board or committees. Each director will be fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

Employment Agreements

We have entered into an employment agreement (the “Employment Agreement”) with our Chief Executive Officer, Daniel C. Herz, outlining the terms of his employment as Chief Executive Officer and President of the Company. The Employment Agreement, effective as of April 19, 2019 (the “Effective Date”), has an initial term ending on August 24, 2021 (the “Initial Term”) that will automatically renew for successive one-year periods until terminated. The Employment Agreement provides for (i) an annual base salary of $500,000, (ii) a target annual bonus amount of $1,000,000 (the “Target Annual Bonus”) consisting of: (a) an annual cash bonus (the “Annual Cash Bonus”) upon the attainment of one or more pre-established performance goals established in good faith by the Company’s Board of Directors, or Compensation Committee thereof, in its sole discretion, with a target of $500,000 (provided that the Annual Cash Bonus may, at the Company’s election, be paid in fully-vested and freely tradeable shares of common stock of the Company), and (b) an annual equity award grant (the “Annual LTIP Award”) under the LTIP with a target grant date fair market value of $500,000.

Pursuant to the Employment Agreement, in the event Mr. Herz’s employment is terminated (i) by the Company without “cause,” (ii) by Mr. Herz for “good reason” (each quoted term as defined in the Employment Agreement) or (iii) as a result of the Company’s non-extension of the Employment Agreement, where the notice of such non-extension provided by the Company pursuant to the Employment Agreement does not include notice that the Company is waiving enforcement of the noncompetition provision of the Employment Agreement, he would be entitled to (A) the “Accrued Benefits” (as defined in the Employment Agreement), (B) a lump-sum cash payment equal to the “Severance Multiple” (as defined below) multiplied by the sum of (I) his base salary and (II) the Target Annual Bonus, (C) a pro-rata portion of the Target Annual Bonus for the fiscal year in which termination occurs (the “Pro Rata Bonus”), (D) if Mr. Herz were to elect to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimbursement of COBRA premiums for the number of years equal to the Severance Multiple (but not to exceed eighteen months) (the “COBRA Reimbursement”) and (E) the prior year’s bonus, to the extent unpaid. The “Severance Multiple” means (x) two, in the event termination occurs during the Initial Term and (y) one, in the event termination occurs after the expiration of the Initial Term. In the event Mr. Herz is terminated by reason of death or “disability” (as such term is defined in the Employment Agreement), he would be entitled to the Accrued Benefits, the Pro Rata Bonus and the COBRA Reimbursement.

The Employment Agreement also contains certain restrictive covenants, which require Mr. Herz to preserve and protect certain confidential information and, for a two-year period following his termination of employment (one year in the event of a termination after the expiration of the Initial Term), to refrain from competing with the Company, soliciting its customers and employees and interfering with its vendors, joint venturers and licensors. Additionally, the Employment Agreement includes a mutual non-disparagement covenant, and requires the execution of a release and continued compliance with the restrictive covenants to receive the severance benefits described above.

The Employment Agreement requires the Company to indemnify Mr. Herz to the greatest extent permitted by law or as provided under the Bylaws of the Company against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney’s fees), losses, and damages resulting from Mr. Herz’s good faith performance of his duties and obligations with the Company, and provides for the advancement of expenses to the greatest extent permitted under applicable law.

Additionally, in the event Mr. Herz’s employment is terminated (i) (A) by the Company without cause or (B) by Mr. Herz for good reason, in each case, on the effective date of or during the twelve-month period following a Change in Control (as defined in the LTIP) or (ii) by reason of Mr. Herz’s death or disability at any time, any restricted stock units that have not yet vested would immediately vest. In the event Mr. Herz’s employment is terminated at any time (i) by the Company without cause, (ii) by Mr. Herz for good reason or (iii) by reason of Mr. Herz’s death or disability, any performance stock units would time vest as of the date of termination and performance vest, to the extent not yet performance vested, if the applicable performance conditions were achieved on or within 30 days following the date of termination.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Policy

We have adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of the Board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company. Our code of ethics is available on the Company’s website.

In addition, our audit committee, pursuant to the Audit Committee Charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. The Audit Committee Charter is available on the Company’s website. We also require each of our directors and officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Founder Shares

In June 2016, we issued an aggregate of 125,000 founder shares to our Sponsor for an aggregate purchase price of $25,000. We received payment for the founder shares in March 2017. In March 2017, we effectuated a 57.5-for-1 stock split resulting in an aggregate of 7,187,500 founder shares outstanding and held by our Sponsor. All share and per share amounts have been retroactively restated to reflect the 57.5-for-1 stock split. The founder shares automatically converted into shares of Class A Common Stock upon the consummation of the Business Combination on a one-for-one basis.

The founder shares included an aggregate of up to 937,500 shares subject to forfeiture by the initial stockholder to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial stockholder would own, on an as-converted basis, 20% of our issued and outstanding shares after the initial public offering. As a result of the underwriters’ election to partially exercise their over-allotment option on August 9, 2017, 625,000 founder shares are no longer subject to forfeiture. The underwriters elected not to exercise the remaining portion of the over-allotment option, therefore 312,500 founder shares were forfeited resulting in an aggregate of 6,875,000 founder shares outstanding and held by our Sponsor. On September 17, 2018, our Sponsor distributed the founder shares and private placement warrants held by it to its members. The owners of our Sponsor include certain of our officers and directors and Atlas Energy Group, LLC. Messrs. E. Cohen and J. Cohen are employed by Atlas Energy Group, LLC.

The Sponsor has agreed not to transfer, assign or sell any of the founder shares until the earlier of (i) one year after the date of the consummation of the Business Combination, or (ii) the date on which the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after the Business Combination, or earlier, in each case, if we consummate a subsequent liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their common stock for cash, securities or other property.

Private Placement

Simultaneously with the initial public offering, our Sponsor purchased an aggregate of 7,000,000 private placement warrants at $1.00 per private placement warrant for an aggregate purchase price of $7,000,000. On August 9, 2017, we consummated the sale of an additional 500,000 private placement warrants at a price of $1.00 per private placement warrant, which were purchased by our Sponsor, generating gross proceeds of $500,000. Each private placement warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. The proceeds from the private placement warrants were added to the proceeds from the initial public offering held in the trust account. The private placement warrants (including the Class A Common

Stock issuable upon exercise of the private placement warrants) could not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of the Business Combination.

Atlas Energy Group, LLC

Atlas Energy Group, LLC, of which Messrs. E. Cohen and J. Cohen are also directors and officers of, and its affiliates provided us with advisory services in connection with potential business opportunities and prospective targets through the date of the closing of the Business Combination. For the year ended December 31 2018, we incurred expenses of less than $0.1 million in connection with such services. In October 2018, Daniel Herz resigned from any and all director and officer positions within Atlas Energy Group, LLC.

Hepco Capital Management, LLC

Hepco Capital Management, LLC, which Company officers and directors Edward Cohen, Jonathan Cohen and Jeffrey Brotman are also directors and officers of, and its affiliates share certain employees and office space and reimburses the Company for a proportionate amount of the shared expenses on a monthly basis. For the year ended December 31, 2018, the Company incurred less than $0.1 million of such expenses.

Royal Resources L.P.

Royal Resources L.P. (“Royal”), which owns 40 million shares of the Class C Common Stock of the Company, as well as 40 million units of OpCo, entered into a Master Service Agreement (“MSA”) with the Company in December 2018. Under the MSA, the Company provides certain management services to Royal. For the year ended December 31, 2018, the Company received less than $0.1 million under this agreement.

Registration Rights

Pursuant to a registration rights agreement entered into on July 20, 2017, the holders of the founder shares and the private placement warrants (and their underlying securities) are entitled to registration rights. The holders will be entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with the filing of any such registration statements.

PIPE Investment

In connection with its entry into the Contribution Agreement, the Company entered into Subscription Agreements, each dated as of June 3, 2018 (the “Subscription Agreements”), with certain qualified institutional buyers and accredited investors (the “Investors”), pursuant to which, among other things, the Company agreed to issue and sell in a private placement an aggregate of 11,480,000 shares of Class A Common Stock to the Investors for a purchase price of $10.00 per share, and aggregate consideration of $114,800,000 (the “Private Placement”). The Private Placement was consummated concurrently with the closing of the Business Combination and the proceeds of the Private Placement were used to fund a portion of the cash consideration paid to the Contributors. Messrs. E. Cohen, J. Cohen, Brotman and Jones participated in the Private Placement and executed Subscription Agreements to purchase, in the aggregate, 1,555,000 shares of Class A Common Stock at $10.00 per share on the terms set forth in the Subscription Agreements.

Issuances Related to the Business Combination

In connection and concurrently with the closing of the Business Combination, the Company issued 40,000,000 shares of Class C Common Stock to the Contributors and 6,875,000 shares of Class A Common Stock to our Sponsor upon conversion of the shares of Class B Common Stock held by our Sponsor in accordance with the terms of the Company’s amended and restated certificate of incorporation. On September 17, 2018, our Sponsor distributed the shares of Class A Common Stock held by it to its members.

The Business Combination

Lockup Agreement

On June 3, 2018, the Investors in the Private Placement that held shares of Class A Common Stock as of the date of the Subscription Agreement, representing approximately 7.5 million shares of Class A Common Stock purchased in the initial public offering, each executed a Lockup Agreement pursuant to which they agreed to refrain from transferring, selling or otherwise disposing of shares of Class A Common Stock beneficially owned by them as of the date of the Lockup Agreement until the earlier of the closing of the Business Combination and the termination of the Contribution Agreement, and to waive their redemption rights with respect to their shares of Class A Common Stock in connection with the Business Combination.

Voting Agreement

Royal, our Sponsor and certain other persons named therein are party to a voting agreement (the “Voting Agreement”) pursuant to which such parties agreed to, among other things, vote all shares of common stock it beneficially owns or acquires prior to the closing of the Business Combination in favor of the proposals approving the Business Combination and the transactions contemplated by the Contribution Agreement. The Voting Agreement also provides that the parties thereto will refrain from disposing, encumbering, redeeming or converting its voting shares of the Company and refrain from soliciting, negotiating or entering into any agreement with any person relating to a potential business combination involving the Company. The Voting Agreement terminated upon the closing of the Business Combination.

Shareholders Agreement

Pursuant to the Contribution Agreement, concurrently with the closing of the Business Combination, the Company, our Sponsor, Royal, the Contributors and Blackstone entered into a shareholders agreement (the “Shareholders Agreement”). Under the Shareholders Agreement, the parties thereto agreed to use reasonable best efforts, and the Company agreed to take all permissible actions necessary, to carry out the restructuring of the Board pursuant to the Contribution Agreement so that effective immediately following the closing of the Business Combination, the Board is comprised of eleven (11) directors, divided into three classes of directors, in accordance with the terms of the Company’s amended and restated certificate of incorporation, consisting of (a) six (6) directors to be designated by Blackstone, (b) two (2) directors to be designated by our Sponsor, and (c) three (3) independent directors to be mutually selected by the parties to the Contribution Agreement.

The Shareholders Agreement provides that directors designated by our Sponsor will serve in the class of directors whose term expires at the third annual stockholders’ meeting following the closing of the Business Combination, and during such term, our Sponsor or its successor is entitled to name a replacement director in the event either of its Board designees ceases to be on the Board. The Shareholders Agreement also provides that Blackstone is entitled to designate for nomination by the Company for election (i) six (6) directors to serve on the Board so long as Blackstone and its controlled affiliates hold more than 40% of the voting power of the Company, with three (3) independent directors also serving on the Board, (ii) four (4) directors so long as Blackstone and its controlled affiliates hold between 20% and 40% of the voting power of the Company, with five (5) independent directors also serving on the Board, (iii) two (2) directors so long as Blackstone and its controlled affiliates hold between 10% and 20% of the voting power of the Company, with five (5) independent directors also serving on the Board and (iv) one (1) director so long Blackstone and its controlled affiliates hold between 5% and 10% of the voting power of the Company, with five (5) independent directors also serving on the Board. Once Blackstone and its controlled affiliates beneficially own in the aggregate less than 5% of the voting power of the Company, it will no longer have any rights to designate any individuals for nomination to be elected to the Board under the Shareholders Agreement.

During the term of the Shareholders Agreement, the size of the Board will be fixed based on the number of individuals Blackstone is entitled to designate for nomination to be elected as directors and the number of independent directors then serving on the Board, as described above, plus the two (2) directors designated by our Sponsor until the third annual meeting of the stockholders of the Company following the closing of the Business Combination.

The Shareholders Agreement will terminate upon the later of (x) such time Blackstone is no longer entitled to designate a director for nomination to the Board and (y) following the third annual meeting of stockholders of the Company following the closing of the Business Combination.

Registration Rights Agreement

Pursuant to the Contribution Agreement, on the closing date of the Business Combination, the Company entered into a registration rights agreement (the “Royal Registration Rights Agreement”) with Royal and the Contributors, pursuant to which the Company has certain obligations to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), all or any portion of the Class A Common Stock that Royal and the Contributors hold as of the date of the Royal Registration Rights Agreement and that they may acquire thereafter, including upon the exchange or redemption of any other security therefor. Royal and the Contributors are entitled to an unlimited number of underwritten offerings, provided that the gross proceeds of each underwritten offering is more than $30 million, and “piggyback” registration rights.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC. Officers, directors, and greater-than-ten-percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company during the most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by the officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2018 except for: one late Form 3 filed by a 10% or more holder; one late Form 4 filed by a 10% or more holder to report sales of shares of our Class A common stock; and late Form 4s filed by our executive officers and directors to report the September 2018 distribution of shares of Class A common stock and warrants from our Sponsor.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•        if the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103, or (215) 832-4161, to inform us of his or her request; or

•        if a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Under rules promulgated by the SEC and in accordance with our bylaws, nominations of individuals for election to the board and the proposal of other business to be considered by the stockholders may be made at our 2020 annual meeting of stockholders by any stockholder of the Company who was a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the other applicable requirements in our bylaws. For any nomination or other business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our corporate secretary and any such other business must otherwise be a proper matter for action by the stockholders. To be timely for our 2020 annual meeting of stockholders, a stockholder’s notice must set forth all information required under our bylaws and must be received by our corporate secretary at our principal executive office not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of our 2019 annual meeting. However, that in the event that our 2020 annual meeting is more than 30 days before or more than 60 days after the anniversary date of our 2019 annual meeting, to be timely a stockholder’s notice must be received by our corporate secretary at our principal executive office not earlier than the close of business on the 120th day before the 2020 annual meeting and not later than (1) the close of business on the 90th day before the 2020 annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of the 2020 annual meeting is first made by the Company.

In addition to our bylaws, a stockholder must also comply with all applicable requirements of state law, the Exchange Act, and the rules and regulations thereunder. Our bylaw provisions do not affect the right of a stockholder to request inclusion of a proposal in, or our right to omit a proposal from, our proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

A stockholder who wishes to submit recommendations for director candidates to the Company should send a written recommendation to our corporate secretary. Each nomination must be made in accordance with our bylaws. The stockholder must represent that the stockholder is a stockholder of our Company and the stockholder will remain so through the date of the relevant meeting of stockholders of and, if the stockholder is not a record owner of shares of common stock, provide such information about the record owner as we may request. The recommendation must also include the written consent of the person so recommended, or the recommended person, to serve as a director if nominated and elected. The stockholder and the recommended person must also provide such additional information as we may request, including any information requested concerning their respective backgrounds and relationships with one another and our Company and concerning the qualifications of the recommended person.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2018 Annual Report to Stockholders accompanies this proxy statement. Stockholders of record as of April 15, 2019 and beneficial owners of our common stock on that date may obtain from us, without charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, by a request in writing. We will also furnish any exhibit to the Annual Report on Form 10-K upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to us at 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103, Attention: Jeffrey F. Brotman. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on April 15, 2019.

You may request additional copies of this proxy statement, at no cost, by requesting them in writing or by telephone from the Company’s Secretary at the following address and telephone number:

Falcon Minerals Corporation
Attn: Jeffrey F. Brotman, Secretary
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
Telephone: (212) 506-5925

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

FALCON MINERALS CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 3, 2019.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY .

PROXY

Please mark your votes like this **X**

FALCON MINERALS CORPORATION — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSAL 2.

1. **Election of Directors**

	FOR	AGAINST	ABSTAIN
William D. Anderson	☐	☐	☐
Jonathan R. Hamilton	☐	☐	☐
Adam M. Jenkins	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

FOR	AGAINST	ABSTAIN
☐	☐	☐

A vote to abstain will have no effect on the election of directors. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of the Directors and FOR Proposal 2. If any other matters properly come before the annual meeting, the Proxies will vote on such matters in their discretion.

CONTROL NUMBER

Signature____________________________**Signature, if held jointly**____________________________________ **Date**_____________, **2019**

Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.